UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 6, 2015

Lincoln Educational Services Corporation
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340	07052
West Orange, New Jersey 07052	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 736-9340

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K dated and filed on May 6, 2015 (the “Original Filing”) by Lincoln Educational Services Corporation (the “Company”).  The Original Filing reported, among other things, the Company’s announcement on May 6, 2015 that Scott M. Shaw would assume the office of Chief Executive Officer of the Company effective as of July 1, 2015.   The Company hereby amends the Original Filing to include information required by Item 5.02(d) of Form 8-K concerning Mr. Shaw’s simultaneous appointment to the Board of Directors of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Simultaneous with the appointment of Scott M. Shaw to the office of Chief Executive Officer of the Company, Mr. Shaw was also appointed to the Board of Directors of the Company, such directorship to be effective as of July 1, 2015.  There is no arrangement or understanding between Mr. Shaw and any other person pursuant to which he was selected as a director nor are there any disclosable arrangements under Item 404(a) of Regulation S-K.  Further, no board committee appointments were made or are expected for Mr. Shaw.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: July 21, 2015

	By:	/s/ Kenneth M. Swisstack
Name: Kenneth M. Swisstack
Title: General Counsel